Exhibit 4.1
COMMON STOCK
SHARES
C&J ENERGY SERVICES, INC.
CUSIP 12467B 30 4 SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF DELAWARE
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.01 OF
C&J Energy Services, Inc. (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this
Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the
provisions of the Amended and Restated Articles of Incorporation of the Corporation, and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder hereof by the acceptance of this Certificate assents.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and
Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:
and Chief Executive Officer
Vice President — General Counsel
and Corporate Secretary

The Corporation will furnish any stockholder upon request without charge a statement of the powers, designations, preferences and rights, and the qualifications, limitations and restrictions of such preferences and rights, of all classes and series of the capital stock of the Corporation, which are fixed by the Articles of Incorporation, as amended, and the resolutions of the board of directors of the Corporation, and the authority of the board of directors to determine variations for future series. Such request may be made to the office of the Corporate Secretary of the Corporation, or to the Transfer Agent. The board of directors of the Corporation may require the owner of a lost or destroyed stock certificate, or his legal representatives, to give the Corporation a bond to indemnify it and its Transfer Agent against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -		Custodian
			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties	under Uniform Gifts to Minors

JT TEN	-as joint tenants with right of survivorship and not as tenants in common	ACT
(State)
Additional abbreviations may also be used though not in the above list.
For value received,          hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Signature:	Signature(s) Guaranteed: Medallion Guarentee Stamp
Signature:
THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVE SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.